UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 21, 2011

State Bancorp, Inc.
(Exact name of registrant as specified in its charter)

New York	001-14783	11-2846511
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Two Jericho Plaza
Jericho, NY 11753
(Address of Principal Executive Offices)

Registrant’s telephone number, including area code (516) 465-2200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN
OFFICERS; COMPENSATORY ARRANGEMENT OF CERTAIN OFFICERS

As of April 21, 2011, State Bancorp, Inc. (the “Company”) and State Bank of Long Island, the Company’s wholly owned subsidiary (the “Bank”), entered into a Third Amendment of the Amended and Restated Employment Agreement (the “Amendment”) with Thomas M. O’Brien, the President and Chief Executive Officer of the Company and the Bank.   The Amendment amends the Amended and Restated Employment Agreement among the parties dated as of December 10, 2007 and amended as of December 5, 2008 and December 14, 2009 (collectively, the “Agreement”).  The Amendment, among other things, extends the Expiration Date of the Agreement from November 6, 2011 to December 31, 2012 and preserves, to the extent feasible, the economics of the annual compensation program provided for in the Agreement by increasing Mr. O’Brien’s Base Salary from $100,000 to $500,000 and increasing Mr. O’Brien’s Target Bonus from $225,000 to $250,000.  All capitalized terms set forth herein shall have the meaning ascribed to them in the Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 26, 2011	State Bancorp, Inc.

	By:	/s/ Brian K. Finneran
Brian K. Finneran Chief Financial Officer